SUPREME COURT OF THE STATE OF NEW YORK
COUNTY OF NEW YORK
--------------------------------------------------)
LEE BRENIN, On Behalf of Himself                  )        Index No. 98-605796
and All Others Similarly Situated,                )
                                                  )
                                      Plaintiff,  )
                                                  )    STIPULATION OF SETTLEMENT
                  v.                              )    -------------------------
                                                  )
MARIO SBARRO, ANTHONY SBARRO,                     )
CARMELA SBARRO, JOSEPH SBARRO,                    )
and SBARRO, INC.                                  )
                                                  )
                                      Defendants. )
--------------------------------------------------)
PETER SALIT, On Behalf of Himself                 )        Index No. 98-605801
and All Others Similarly Situated,                )
                                                  )
                                      Plaintiff,  )
                                                  )
                  v.                              )
                                                  )
SBARRO, INC., JOSEPH SBARRO, ANTHONY              )
SBARRO, MARIO SBARRO, CARMELLA                    )
SBARRO, TERRY VINCE, HAROLD                       )
KESTENBAUM, RICHARD A. MANDELL,                   )
PAUL A. VATTER AND BERNARD                        )
ZIMMERMAN,                                        )
                                                  )
                                      Defendants. )
--------------------------------------------------)

------------------------------------------------------)
DAVID FINKELSTEIN, On Behalf of Himself               )   Index No. 98-605827
and All Others Similarly Situated,                    )
                                                      )
                                         Plaintiff,   )
                                                      )
                  v.                                  )
                                                      )
SBARRO, INC., JOSEPH SBARRO, ANTHONY                  )
SBARRO, MARIO SBARRO, CARMELLA                        )
SBARRO, TERRY VINCE, HAROLD                           )
KESTENBAUM, RICHARD A. MANDELL,                       )
PAUL A. VATTER AND BERNARD                            )
ZIMMERMAN,                                            )
                                                      )
                                         Defendants.  )
------------------------------------------------------)
BARRY ADELMAN, On Behalf of Himself                   )   Index No. 98-605847
and All Others Similarly Situated,                    )
                                                      )
                                         Plaintiff,   )
                                                      )
                  v.                                  )
                                                      )
MARIO SBARRO, ANTHONY SBARRO,                         )
CARMELA SBARRO, JOSEPH SBARRO,                        )
and SBARRO, INC.                                      )
                                                      )
                                         Defendants.  )
------------------------------------------------------)

---------------------------------------------------------)
CHARTER CAPITAL CORP., GRUNTAL                           )
FINANCIAL LLC SAVINGS PLAN A/C                           )
NORMAN EPSTEIN, HARBOR FINANCE                           )
PARTNERS, LIST, INC. and WAYNE CRIMI,                    )
On Behalf of Themselves and All Others Similarly         )
Situated,                                                )
                                                         )
                                            Plaintiffs,  )  Index No. 99-100884
                                                         )
                  - against -                            )
                                                         )
JOSEPH SBARRO, ANTHONY SBARRO,                           )
MARIO SBARRO, BERNARD ZIMMERMAN,                         )
PAUL VATTER, HAROLD KESTENBAUM,                          )
JERRY VINCE, RICHARD A. MANDELL and                      )
SBARRO, INC.                                             )
                                                         )
                                            Defendants.  )
---------------------------------------------------------)


         The parties to the above-captioned actions (the "Actions"), by and through their respective attorneys, have entered into this Stipulation of Settlement (the "Stipulation") subject to the approval of the Supreme Court of the State of New York, County of New York (the "Court").

         WHEREAS,

         A. Defendant Sbarro, Inc. ("Sbarro" or the "Company") is a New York corporation with its principal executive offices located at 401 Broadhollow Road, Melville, New York 11747. Sbarro operates a chain of family-style, cafeteria-type Italian restaurants under the "Sbarro" and "Sbarro The Italian Eatery" names. As of January 3, 1999, Sbarro had 630 Company-owned and 268 franchised restaurants in the United States and abroad.

         B. Defendants Mario Sbarro, Joseph Sbarro, Anthony Sbarro, Carmela Sbarro, Terry Vince, Harold L. Kestenbaum, Richard A. Mandell, Paul A. Vatter and Bernard Zimmerman (collectively, the "Individual Defendants" and together with Sbarro, the other defendant in the Actions, the "Defendants") are, and were at all times relevant to this litigation, officers and/or directors of Sbarro.

         C. On January 20, 1998, Sbarro announced that it had received a proposal from Defendants Mario Sbarro, Joseph Sbarro and Anthony Sbarro (including Joseph Sbarro (1994) Family Limited Partnership and The Trust of Carmela Sbarro (collectively, the "Sbarro Family") pursuant to which all other holders of Sbarro common stock (the "Public Shareholders") would receive $28.50 cash per share for their Sbarro shares in a transaction structured as a cash merger with a company to be owned by the Sbarro Family (the "Initial Merger Proposal"). The Sbarro Family are the owners of approximately 34.4% of Sbarro's presently outstanding common stock (Sbarro's only outstanding class of capital stock) and the Public Shareholders own the remaining 65.6%. The Initial Merger Proposal was terminated in June 1998.

         D. Following the close of business on November 25, 1998, Sbarro announced that it had received a proposal from the Sbarro Family pursuant to which the Public Shareholders would receive $27.50 cash per share for their Sbarro shares in a transaction to be structured as a cash merger of an entity to be owned by the Sbarro Family with and into the Company (the "Revised Merger Proposal"). Sbarro named a Special Committee of its Board of Directors, consisting of Defendants Richard A. Mandell, Harold L. Kestenbaum, Paul A. Vatter and Terry Vince, to consider the Revised Merger Proposal.

         E. Following the announcement of the Revised Merger Proposal, the following putative class actions challenging the Revised Merger Proposal were filed by Sbarro shareholders in the Supreme Court of the State of New York, County of New York: Lee Brenin v. Mario Sbarro, et al., Index No. 98-605796; Peter Salit v. Sbarro, Inc. et al., Index No. 98-605801; David Finkelstein v. Sbarro, Inc. et al., Index No. 98-605827; Barry Adelman v. Mario Sbarro, et al., Index No. 98-605847; Charter Capital et al. v. Joseph Sbarro et al., Index No. 99-100884. In addition, the following putative class actions challenging the Revised Merger Proposal were filed by Sbarro shareholders in the Supreme Court of the State of New York, County of Suffolk: Charter Capital Corp. v. Joseph Sbarro et al., Index No. 98-27736; Harbor Finance Partners and List, Inc. v. Mario Sbarro et al., Index No. 98-27723; and Gruntal Financial LLC Savings Plan A/C Norman Epstein v. Richard A. Mandell et al., Index No. 98-27200. The actions filed in the County of Suffolk were voluntarily discontinued in order to pursue the litigation in the County of New York. The Actions challenged the Revised Merger Proposal alleging, among other things, that the $27.50 per share merger consideration to be paid to the Public Shareholders was inadequate. The Actions sought, among other things, to enjoin the consummation of the proposed transaction or, in the alternative, to rescind the transaction if it takes place, unspecified money damages and attorney's fees and expenses.

         F. Following the filing of the Actions, counsel for plaintiffs in the Actions ("plaintiffs' counsel") and their financial expert met with the Special Committee's Chairman, counsel and financial advisor, and conducted negotiations with the Sbarro Family, in an effort to reach a settlement of the Actions.

         G. As a result of the discussions and negotiations that the Sbarro Family had with plaintiffs' counsel and with the Special Committee, the Sbarro Family agreed to raise the price to be paid to the Public Shareholders in the proposed Merger to $28.85 per share (the "Increased Merger Consideration"), or to an aggregate of approximately $388.6 million, representing an increase per share of $1.35, or an aggregate increase of approximately $18.2 million, from the Revised Merger Proposal announced on November 25, 1998 (the "Final Merger Proposal"). The Final Merger Proposal was made expressly contingent upon the adoption of the Agreement and Plan of Merger dated January 19, 1999 among the Company, Sbarro Mergeco LLC ("Mergeco") and the Sbarro Family (the "Merger" or "Merger Agreement") by the holders of a majority of the shares of Sbarro common stock owned by the Public Shareholders (the "Public Shareholders Voting Requirement"), as well as by two-thirds of all outstanding shares of Sbarro common stock (the "Statutory Voting Requirement").

         H. On January 19, 1999, the following events occurred:

                  1. After receiving a written opinion from its financial advisor, Prudential Securities Incorporated ("Prudential"), that, as of the date of the Merger Agreement, the Increased Merger Consideration was fair, from a financial point of view, to the Public Shareholders, the Special Committee concluded that the Merger, as reflected in a proposed Merger Agreement, was fair to, and in the best interests of, the Company and the Public Shareholders, and unanimously resolved to recommend that Sbarro's Board of Directors adopt the Merger Agreement;

                  2. After a presentation by the Special Committee and based, in part, on the recommendation of the Special Committee and the fairness opinion received from Prudential,

Sbarro's Board of Directors also determined that the Merger was fair to, and in the best interests of, the Company and the Public Shareholders and adopted the Merger Agreement. Consummation of the Merger Agreement is conditioned upon, among other things: (i) fulfillment of the Public Shareholder Voting Requirement, as well as of the Statutory Voting Requirement; (ii) receipt of financing for the transactions contemplated by the Merger Agreement; (iii) the continued suspension of dividends by the Company; and (iv) settlement of the Actions; and

                  3. The parties to the Actions executed a Memorandum of Understanding (the "MOU"), which contemplates the settlement and dismissal of the Actions pursuant to this Stipulation.

         I. The Sbarro Family agreed to the Final Merger Proposal after considering the existence of the Actions and the desirability of satisfactorily addressing the claims set forth in the Actions.

         J. Pursuant to the Merger Agreement and subject to the terms and conditions thereof, Mergeco, a New York limited liability company formed by the Sbarro Family for the purpose of the Merger, will be merged with and into Sbarro with each then outstanding share of the Company's common stock, other than shares held of record by Mergeco or the Continuing Shareholders or in the Company's treasury, to be converted into the right to receive the Increased Merger Consideration in cash, without interest. In addition, all outstanding stock options, including those held by the Sbarro Family, will be terminated, with the holders thereof to be paid the difference between the Increased Merger Consideration and the applicable exercise price per share multiplied by the total number of shares of Sbarro common stock subject to such option.

         K. Following execution of, and pursuant to, the MOU, plaintiffs' counsel: (i) continued their investigation and legal analysis of the matters alleged in the Actions and consulted with their financial advisor; (ii) engaged in additional discovery, including documentary discovery and the depositions of Defendant Mario Sbarro, Defendant Richard A. Mandell (Chairman of the Special Committee), and Dennis Kelly (a Managing Director of Prudential); and (iii) reviewed and commented upon a draft of the proxy statement which will be provided to Sbarro shareholders in connection with the Merger (the "Proxy Statement").

         L. In light of the aforementioned investigation, the additional facts developed in discovery, the events, negotiations and agreements described above, and an analysis of applicable law, counsel for plaintiffs in the Actions have concluded that the terms and conditions of the settlement provided for in this Stipulation (the "Settlement") are fair, reasonable, adequate and in the best interests of the plaintiffs and the Class (as defined in paragraph 5(c) below).

         M. Plaintiffs are entering into this Stipulation after taking into account: (i) the substantial benefits to the members of the Class from the Merger Agreement, including the Increased Merger Consideration and the Public Shareholder Voting Requirement; (ii) the risks of continued litigation; and
(iii) the conclusion of plaintiffs' counsel that the terms and conditions of the Settlement are fair, reasonable, adequate and in the best interests of the Public Shareholders. Plaintiffs and plaintiffs' counsel have agreed to the terms of the Settlement because, in their view, the Settlement achieves plaintiffs' principal objectives in the litigation, which are to maximize shareholder value for the Company's shareholders and to provide additional representation for the Public Shareholders.

         N. All the defendants in the Actions have denied and continue to deny vigorously any liability with respect to any and all claims alleged in the Actions, expressly deny having engaged in any wrongful or illegal activity, or having violated any law or regulation or duty, and expressly deny that any person or entity has suffered any harm or damages as a result of the Settled Claims (as defined in paragraph 4 below). While denying any fault or wrongdoing, and relying on the provision of this Stipulation that it shall in no event be construed as or deemed to be evidence of an admission or concession on the part of Defendants or any Released Person (as defined in paragraph 4 below) of any fault or liability whatsoever, and without conceding any infirmity in their defenses against the claims alleged in the Actions, Defendants consider it desirable that the Actions be settled and dismissed, subject to the terms and conditions of this Stipulation, because the Settlement will (i) halt the substantial expense, inconvenience and distraction of continued litigation of plaintiffs' claims; (ii) finally put to rest those claims; and (iii) dispel any uncertainty that may exist as a result of this litigation.

         NOW, THEREFORE, IT IS HEREBY STIPULATED AND AGREED, subject to the approval of the Court pursuant to Article 9 of the New York Civil Practice Law and Rules ("CPLR"), as follows:

                                   SETTLEMENT

         1. In consideration for the full settlement, satisfaction, compromise and release of the Settled Claims, and in furtherance of the Final Merger Proposal and the Merger Agreement, the parties to the Actions have agreed to settle the Actions upon the terms described below.

         2. The Sbarro Family has agreed to the payment of the Increased Merger Consideration upon consummation of the Merger as a result of the discussions and negotiations described above, and after also considering the desirability of obtaining the dismissal, release and discharge of the Released Persons of and from all Settled Claims.

         3. Plaintiffs' counsel have agreed to the Settlement after having reviewed a draft of the Proxy Statement to satisfy themselves that the Proxy Statement would fully and fairly disclose all material information. The Increased Merger Consideration in the Final Merger Proposal, as reflected in the terms of the Merger Agreement, together with the opportunity of plaintiffs' counsel to review and comment on the Proxy Statement, furnishes consideration for plaintiffs' agreement to release and discharge each of the defendants from the Settled Claims. Plaintiffs and their counsel shall take all reasonable steps necessary to support consummation of the Merger.

                                 SETTLED CLAIMS

         4. Subject to the Settlement becoming final as contemplated in paragraph 8 below, any and all claims, demands, rights, actions or causes of action, rights, liabilities, damages, losses, obligations, judgments, suits, matters and issues of any kind or nature, known or unknown, that have been or could have been asserted in the Actions or in any court, tribunal or proceeding by or on behalf of any member of the Class (who has not elected to be excluded from the Class), whether individual, class, representative, derivative, legal, equitable or any other type or in any other capacity relating to the claims asserted in the Actions (collectively, the "Settled Claims") against Defendants in the Actions, Mergeco, the Sbarro Family or any of their families, parent entities, associates, affiliates or subsidiaries, and each and all of the foregoing's past, present or future officers, directors, shareholders, members, employees, attorneys, financial or investment advisors, consultants, accountants, investment bankers, commercial bankers, engineers, advisors or agents, general or limited partners or partnerships, and the personal representatives, heirs, estates, administrators, executors, trustees, predecessors in interest, successors and assigns of each of the foregoing (collectively, the "Released Persons") shall be fully, finally and forever compromised, settled, discharged and dismissed with prejudice and on the merits and released pursuant to the terms and conditions set forth herein, provided however, that the parties hereto expressly reserve all rights and claims to enforce compliance with the terms of this Stipulation. With respect to any and all claims being settled and released, it is the intention of the parties hereto that, upon the Settlement becoming final, plaintiffs and each member of the Class who has not elected to be excluded from the Class, hereby expressly waive and relinquish, to the fullest extent permitted by law, the provisions, rights, and benefits of Section 1542 of the California Civil Code, which statute provides that:

         A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.

                       SUBMISSION AND APPLICATION TO COURT

         5. As soon as practicable after the execution of this Stipulation, the parties hereto shall jointly apply to the Court for an order substantially in the form attached hereto as Exhibit A (the "Scheduling Order"), which shall include, among other things, provisions that:

                  a. consolidate the Actions and appoint the signatories to this Stipulation on behalf of plaintiffs as Co-Lead Counsel for plaintiffs.

                  b. preliminarily find the Settlement to be fair, reasonable, adequate and in the best interests of the Class, subject to a final determination based upon the record before the Court at the Settlement Hearing (as defined below);

                  c. provide for the certification of the Actions, for settlement purposes only, as a class action pursuant to CPLR Article 9 on behalf of a class consisting of all record and beneficial owners of Sbarro common stock during the period beginning on and including the close of business on November 25, 1998 through and including the date the Merger is consummated (the "Merger Date"), including any and all of their personal representatives, heirs, estates, administrators, executors, trustees, predecessors in interest, transferees, successors and assigns, immediate and remote, and any person or entity acting for or on behalf of, or claiming under, any of them, and each of them, but excluding the Defendants in the Actions, Mergeco, the Sbarro Family and their respective personal representatives, heirs, estates, administrators, executors, trustees, predecessors in interest, successors and assigns (the "Class");

                  d. certify the named plaintiffs in the Actions, on whose behalf the Stipulation has been executed, as representative parties for the Class;

                  e. direct that a settlement hearing (the "Settlement Hearing") be held to determine whether the Court should (i) approve the Settlement pursuant to CPLR 908 as fair, reasonable, adequate and in the best interests of the Class, (ii) enter an Order and Final Judgment substantially in the form attached hereto as Exhibit B, dismissing the Actions with prejudice and on the merits, and with each party to bear its own costs (except as provided herein), and extinguish, release and enjoin prosecution of any and all Settled Claims,
(iii) approve an application of counsel for plaintiffs for an award of fees and reimbursement of expenses, and (iv) hear such other matters as the Court may deem necessary and appropriate; and

                  f. provide that (i) a copy of the Notice of Pendency of Class Action, Proposed Settlement of Class Action and Settlement Hearing (the "Notice"), substantially in the form attached hereto as Exhibit A-1, is approved, (ii) a copy of the Summary Notice (the "Summary Notice"), substantially in the form attached hereto as Exhibit A-2, is approved, and (iii) the distribution of the Notice and Summary Notice, substantially in the manner set forth in the Scheduling Order, constitutes the best notice practicable under the circumstances, is due and sufficient notice of the Settlement Hearing and of all matters relating to the Settlement, and fully satisfies the requirements of due process, CPLR Article 9 and all other applicable law.

                                 COSTS OF NOTICE

         6. All costs incurred in identifying on the stock records maintained by or on behalf of Sbarro and notifying the members of the Class of the Settlement, including the printing and copying of the Notice and publication of the Summary Notice as set forth in the Scheduling Order, will be paid by Sbarro.

                            ORDER AND FINAL JUDGMENT

         7. If the Settlement (including any modification thereto made with the consent of the parties as provided for herein) is approved by the Court, the parties shall promptly request the Court to enter an Order and Final Judgment substantially in the form attached hereto as Exhibit B, which will, among other things:
                  a. determine that the Class has been adequately represented in the Actions and the Settlement;

                  b. approve the Stipulation and the Settlement and adjudge the terms thereof to be fair, reasonable, adequate and in the best interests of the Class;
                  c. determine that the requirements of CPLR Article 9 and due process have been satisfied in connection with notice to the Class;

                  d. dismiss, as to all Released Persons, the Actions with prejudice and without costs, except as herein provided, and extinguish, discharge and release any and all Settled Claims of each plaintiff and each other Class member, except those persons who submit a valid and timely request for exclusion from the Class in the manner described in the Notice ("Request for Exclusion"), said dismissal to be subject only to the Settlement becoming final as contemplated in paragraph 8 and compliance by the parties with the terms of this Stipulation and any Order of the Court concerning this Stipulation, and permanently enjoin plaintiffs and all other members of the Class, except those persons who submit a valid and timely Request for Exclusion, from asserting, commencing, prosecuting or continuing, either directly, individually, representatively, derivatively or in any other capacity, any of the Settled Claims against Mergeco, the Sbarro Family or any Released Person; and

                  e. without affecting the finality of the Order and Final Judgment, reserve the Court's jurisdiction over all of the parties and the Class members, except those persons who submit a valid and timely Request for Exclusion, for the administration and consummation of the Settlement and this Stipulation and the application of plaintiffs' counsel for an award of attorneys' fees and expenses.

                             FINALITY OF SETTLEMENT

         8. The approval of the Settlement shall be considered final when the following three events have occurred: (i) entry of the Order and Final Judgment approving the Settlement; (ii) expiration of any applicable period for the appeal of the Order and Final Judgment without an appeal having been filed or, if an appeal is filed, entry of an order affirming the Order and Final Judgment appealed from and the expiration of any applicable period for the reconsideration, rehearing or appeal of such affirmance without any motion for reconsideration or rehearing or further appeal having been filed; and (iii) consummation of the Merger.
                     RIGHTS TO WITHDRAW FROM THE SETTLEMENT

         9. Defendants, by action taken by a majority of Defendants Mario Sbarro, Joseph Sbarro and Anthony Sbarro, or plaintiffs, by action taken by plaintiffs' Co-Lead Counsel (as identified below), shall have the option to withdraw from and terminate the Settlement in the event that: (i) either the Scheduling Order or the Order and Final Judgment referred to above are not entered substantially in the forms specified in Exhibits A and B hereto, respectively, including such modifications thereto as may be ordered by the Court with the consent of the parties; (ii) the Settlement is not approved by the Court or is disapproved, or the Court or appellate court requests the parties to make a material modification to the Settlement to which the parties do not consent; (iii) the condition to finality of the Settlement set forth in clause (ii) of paragraph 8 above shall not have been satisfied; or (iv) the Merger Agreement is terminated. In order to exercise this option to withdraw from and terminate this Settlement, a party shall provide, by hand or facsimile, written notice of such withdrawal and the grounds therefor to all signatories to this Stipulation as soon as is practicable.

         10. In the event the Settlement is not approved by the Court, or the Court approves the Settlement but such approval is reversed or vacated on appeal, reconsideration or otherwise and such order reversing or vacating the Settlement becomes final by lapse of time or otherwise, or in the event the Merger is not consummated on or before September 30, 1999, or if any of the conditions to such Settlement are not fulfilled, then the Settlement shall be of no further force and effect, and this Stipulation and any amendment thereof, and all negotiations, proceedings and statements relating thereto, except for paragraph O, this paragraph and paragraphs 6 and 14, shall be null and void and without prejudice to any party, and each party shall be restored to his, her or its respective position as it existed prior to the execution of the MOU.

                                 ATTORNEYS' FEES

         11. At or before the Settlement Hearing, plaintiffs' counsel will apply for an award of attorneys' fees (inclusive of expenses), not to exceed $2,100,000, subject to the Settlement becoming final, as contemplated in paragraph 8. Defendants agree they will not object to such an application by plaintiffs' counsel, but Defendants retain the right to oppose any other application for fees or disbursements by plaintiffs, plaintiffs' counsel or any other person. Any fee and expense award to plaintiffs' counsel shall be paid exclusively by Sbarro on behalf of and for the benefit of all Defendants. The fairness, reasonableness and adequacy of the Settlement, and whether the Settlement is in the best interests of the Public Shareholders, may be considered and ruled upon by the Court independently of its consideration of any award of attorneys' fees and expenses. No counsel for plaintiffs shall apply to any court for any fees and expenses except as provided for in this paragraph.

         12. Subject to the terms and conditions of this Stipulation, such fees and expenses shall be paid within five (5) business days of the later of (i) the date on which the Settlement becomes final as provided in paragraph 8 above, or
(ii) the date when the Order granting the application of plaintiffs' counsel for an award of fees and expenses ("Fee and Expense Order") has become final and, in either case, upon expiration of any period to file an appeal of the Fee and Expense Order without an appeal having been filed or, if an appeal is filed, entry of an order affirming the Fee and Expense Order and the expiration of any applicable period for the reconsideration, rehearing or appeal of such affirmance without any motion for reconsideration or hearing or further appeal having been filed. Except as expressly provided herein, Defendants shall bear no other expenses, costs, damages or fees alleged or incurred by the named plaintiffs, or any member of the Class, or by any of their attorneys, experts, advisors, agents or representatives.

                                    AUTHORITY

         13. Each of the attorneys executing this Stipulation on behalf of any party hereto warrants and represents that such attorney has been duly authorized and empowered to execute this Stipulation on behalf of such party.

                          STIPULATION NOT AN ADMISSION

         14. The provisions contained in this Stipulation and all negotiations, statements and proceedings in connection therewith shall not be deemed a presumption, a concession or an admission by any Defendant of any fault, liability or wrongdoing as to any facts or claims alleged or asserted in the Actions or any other action or proceeding, and shall not be interpreted, construed, deemed, invoked, or offered in evidence or otherwise used by any person in the Actions or in any other action or proceeding, whether civil, criminal or administrative, except in a proceeding to enforce the terms or conditions of this Stipulation.

                                  COUNTERPARTS

         15. This Stipulation may be executed in any number of actual or telecopied counterparts and by each of the different parties thereto on several counterparts, each of which when so executed and delivered shall be an original. The executed signature page(s) from each actual or telecopied counterpart may be joined together and attached to one such original and shall constitute one and the same page and part of the same instrument.

                                     WAIVER

         16. The waiver by any party of any breach of any provision of this Stipulation shall not be deemed or construed as a waiver of any other breach, whether prior, subsequent or contemporaneous, or of any other provision of this Stipulation.
                          ENTIRE AGREEMENT: AMENDMENTS

         17. This Stipulation constitutes the entire agreement among the parties with respect to the subject matter hereof, and may not be amended, except by a writing executed by all of the parties hereto and no provision may be waived except by a writing executed by the party to be charged.

         18. This Stipulation, upon becoming operative, shall be binding upon and inure to the benefit of the Released Persons, as well as the parties hereto and their respective heirs, estates, administrators, executors, trustees, successors and assigns and upon any corporation, partnership or entity into or with which any party may merge or consolidate or which may otherwise assume its obligations.

         19. All of the exhibits hereto are incorporated herein by reference as if set forth herein verbatim, and the terms of all exhibits are expressly made part of this Stipulation.

                                  GOVERNING LAW

         20. This Stipulation shall be construed and enforced in accordance with the laws of the State of New York, without regard to its principles of conflicts of laws other than Section 5-1401 of New York's General Obligation Law.

                                  BEST EFFORTS

         21. The parties hereto and their attorneys agree to cooperate fully with one another in seeking the Court's approval of this Stipulation and the Settlement and to use their best efforts to effect the confirmation of this Stipulation and the Settlement.

Dated:  April 7, 1999

ABBEY GARDY & SQUITIERI, LLP                  PARKER CHAPIN FLATTAU
                                                    & KLIMPL, LLP

By:     /s/ Arthur N. Abbey                   By:  /s/ Joel M. Wolosky
        --------------------------                ------------------------------
         Arthur N. Abbey                          Joel M. Wolosky
         212 East 39th Street                     1211 Avenue of the Americas
         New York, NY 10016                       New York, NY 10036
         (212) 889-3700                          (212) 704-6000

BERNSTEIN LITOWITZ BERGER                     ATTORNEYS FOR DEFENDANTS
    & GROSSMANN LLP                           SBARRO, INC. AND BERNARD
                                              ZIMMERMAN
By:      /s/ Jeffrey A. Klafter
         ---------------------------
         Jeffrey A. Klafter                   WILLKIE FARR & GALLAGHER
         1285 Avenue of the Americas
         New York, NY 10019
         (212) 554-1400
                                              By: /s/ Stephen W. Greiner
                                                  --------------------------
                                                   Stephen W. Greiner
GOODKIND LABATON RUDOFF                            787 Seventh Avenue
& SUCHAROW LLP                                     New York, NY 10019
                                                   (212) 728-8000
By:       /s/ Jonathan M. Plasse
         ----------------------------
         Jonathan M. Plasse                   ATTORNEYS FOR DEFENDANTS
         100 Park Avenue                      RICHARD A. MANDELL, HAROLD L.
         New York, NY 10017                   KESTENBAUM, PAUL A. VATTER AND
         (212) 907-0700                       TERRY VINCE

CO-LEAD COUNSEL FOR PLAINTIFFS
AND THE CLASS

ENTWHISTLE & CAPPUCCI LLP                         WARSHAW BURSTEIN COHEN
400 Park Avenue, 16th Floor                           SCHLESINGER & KUH, LLP
New York, NY 10022
(212) 894-7200
                                                  By: /s/  Arthur A. Katz
                                                      --------------------------
WECHSLER HANWOOD HALEBIAN                                  Arthur A. Katz
         & FEFFER, LLP                                     555 Fifth Avenue
488 Madison Avenue, 8th Floor                              New York, NY 10017
New York, NY 10022                                         (212) 984-7700
(212) 935-7400
                                                  ATTORNEYS FOR DEFENDANTS
WOLF POPPER LLP                                   JOSEPH SBARRO, ANTHONY
845 Third Avenue                                  SBARRO, MARIO SBARRO AND
New York, NY 10022                                CARMELA SBARRO
(212) 759-4600

BERNSTEIN LIEBHARD & LIFSHITZ, LLP
10 East 40th Street
New York, NY 10016
(212) 779-1414

ATTORNEYS FOR PLAINTIFFS

PRESENT: HON. BEATRICE SHAINSWIT, JUSTICE         At a ____ Term, Part _____,
                                                  Supreme Court of the State
                                                  of New York, County of New
                                                  York, at the Courthouse, 60
                                                  Centre Street, New York, NY
                                                  on the ___ day of May, 1999

SUPREME COURT OF THE STATE OF NEW YORK
COUNTY OF NEW YORK
-----------------------------------------------------)
LEE BRENIN, On Behalf of Himself                     )    Index No. 98-605796
and All Others Similarly Situated,                   )
                                                     )
                                       Plaintiff,    )
                                                     )    SCHEDULING ORDER
                  v.                                 )    ----------------
                                                     )
MARIO SBARRO, ANTHONY SBARRO,                        )
CARMELA SBARRO, JOSEPH SBARRO,                       )
and SBARRO, INC.                                     )
                                                     )
                                       Defendants.   )
-----------------------------------------------------)
PETER SALIT, On Behalf of Himself                    )    Index No. 98-605801
and All Others Similarly Situated,                   )
                                                     )
                                       Plaintiff,    )
                                                     )
                  v.                                 )
                                                     )
SBARRO, INC., JOSEPH SBARRO, ANTHONY                 )
SBARRO, MARIO SBARRO, CARMELLA                       )
SBARRO, TERRY VINCE, HAROLD                          )
KESTENBAUM, RICHARD A. MANDELL,                      )
PAUL A. VATTER AND BERNARD                           )
ZIMMERMAN,                                           )
                                                     )
                                       Defendants.   )
-----------------------------------------------------)

                                                                       EXHIBIT A

------------------------------------------------------)
DAVID FINKELSTEIN, On Behalf of Himself               )   Index No. 98-605827
and All Others Similarly Situated,                    )
                                                      )
                                         Plaintiff,   )
                                                      )
                  v.                                  )
                                                      )
SBARRO, INC., JOSEPH SBARRO, ANTHONY                  )
SBARRO, MARIO SBARRO, CARMELLA                        )
SBARRO, TERRY VINCE, HAROLD                           )
KESTENBAUM, RICHARD A. MANDELL,                       )
PAUL A. VATTER AND BERNARD                            )
ZIMMERMAN,                                            )
                                                      )
                                         Defendants.  )
------------------------------------------------------)
BARRY ADELMAN, On Behalf of Himself                   )   Index No. 98-605847
and All Others Similarly Situated,                    )
                                                      )
                                         Plaintiff,   )
                                                      )
                  v.                                  )
                                                      )
MARIO SBARRO, ANTHONY SBARRO,                         )
CARMELA SBARRO, JOSEPH SBARRO,                        )
and SBARRO, INC.                                      )
                                                      )
                                         Defendants.  )
-------------------------------------------------------)

                                                                       EXHIBIT A

---------------------------------------------------------)
CHARTER CAPITAL CORP., GRUNTAL                           )
FINANCIAL LLC SAVINGS PLAN A/C                           )
NORMAN EPSTEIN, HARBOR FINANCE                           )
PARTNERS, LIST, INC. and WAYNE CRIMI,                    )
On Behalf of Themselves and All Others Similarly         )
Situated,                                                )
                                                         )
                                            Plaintiffs,  )  Index No. 99-100884
                                                         )
                  - against -                            )
                                                         )
JOSEPH SBARRO, ANTHONY SBARRO,                           )
MARIO SBARRO, BERNARD ZIMMERMAN,                         )
PAUL VATTER, HAROLD KESTENBAUM,                          )
JERRY VINCE, RICHARD A. MANDELL and                      )
SBARRO, INC.                                             )
                                                         )
                                            Defendants.  )
---------------------------------------------------------)



         The parties to the above-captioned actions (the "Actions") having applied pursuant to Article 9 of the New York Civil Practice Law and Rules ("CPLR") for an Order, among other things, (1) consolidating the Actions for all purposes and establishing an organizational structure for plaintiffs' counsel;
(2) preliminarily finding the proposed settlement of the Actions described in the Stipulation of Settlement entered into by the parties, dated April 7, 1999 (the "Stipulation") to be fair, reasonable, adequate and in the best interests of the Class defined below; (3) determining solely for purposes of the Settlement that the Actions may be maintained as a class action; (4) certifying the plaintiffs in the Actions, on whose behalf the Stipulation has been executed, as representative parties for the Class; (5) scheduling a hearing to consider, among other things, final approval of the Settlement (the "Settlement Hearing"); and (6) directing notice of the Settlement

                                                                       EXHIBIT A
to the Class; and the Court having read and considered the Stipulation and accompanying documents, the complaints filed, and the summons' served, in each of the Actions and all parties having consented to the entry of this Order,

         NOW, this day of May, 1999, upon application of all parties to the Actions, IT IS HEREBY ORDERED as follows:

         1. Each of the Actions shall be consolidated pursuant to Rule 602 of the New York Civil Practice Law and Rules for all purposes.

         2. Hereafter, the Actions shall bear Index No. 98-605796 and their caption shall be as set forth as:

SUPREME COURT OF THE STATE OF NEW YORK
COUNTY OF NEW YORK
---------------------------------------------------------)
PETER SALIT, BARRY ADELMAN,                              )
DAVID FINKELSTEIN, LEE BRENIN, CHARTER                   )
CAPITAL CORP., GRUNTAL FINANCIAL LLC                     )
SAVINGS PLAN A/C/ NORMAN EPSTEIN, HARBOR                 )
FINANCE PARTNERS, LIST, INC. and WAYNE                   )
CRIMI, On Behalf of Themselves and All Others            )
Similarly Situated,                                      )
                                                         )  Consolidated
                                            Plaintiffs,  )  Index No. 98-605796
                                                         )
                  - against -                            )
                                                         )
SBARRO, INC., JOSEPH SBARRO, ANTHONY                     )
SBARRO, MARIO SBARRO, CARMELA SBARRO,                    )
TERRY VINCE, HAROLD KESTENBAUM,                          )
RICHARD A. MANDELL, PAUL A. VATTER                       )
and BERNARD ZIMMERMAN,                                   )
                                                         )
                                            Defendants.  )
---------------------------------------------------------)


                                                                       EXHIBIT A

         3. All papers previously filed and served to date in any of the actions consolidated herein are hereby deemed as part of the record in the Actions unless and to the extent otherwise provided for herein. Co-lead Counsel for plaintiffs (identified below) shall serve a copy of this Order with notice of entry upon the Clerk of the Court (Room 141B) and the Clerk of the Trial Support Office (Room 158), who are directed to mark their records to reflect the consolidation.

         4. The organizational structure of plaintiffs' counsel established in paragraph 5 hereof shall apply to all plaintiffs' counsel in the Actions and any other related action filed subsequent to or transferred to this Court following the date of this Order.

         5. The law firms of Abbey, Gardy & Squitieri, LLP, Bernstein Litowitz Berger & Grossmann LLP and Goodkind Labaton Rudoff & Sucharow LLP shall constitute plaintiffs' Co- Lead Counsel and serve as Co-Lead Counsel for the Class ("Class Counsel").

         6. All motions and applications shall be made on behalf of all plaintiffs jointly. Plaintiffs shall serve only joint and consolidated sets of papers. Service on counsel for defendants shall be good and sufficient if made by hand delivery, facsimile transmission, or overnight delivery.

         7. All notices, proposed orders, pleadings, motions, and memoranda shall be served upon Class Counsel.

         8. Class Counsel are authorized to receive orders, notices, correspondence and telephone calls from the Court and the Clerk of the Court on behalf of all the plaintiffs.

         9. The initial complaint filed in Lee Brenin v. Mario Sbarro, et al., Index No. 98- 605796, shall be the operative complaint of the Actions (the "Consolidated Complaint") bearing the caption and index number as provided above.

                                                                       EXHIBIT A
                                       -3-

         10. Service of the Consolidated Complaint on defendants who have been served in any of the individual Actions shall be sufficient if served upon their attorneys of record in such Actions.

         11. The Court adopts and incorporates the definitions in the Stipulation for purposes of this Order.

         12. Solely for purposes of the Settlement, the Actions shall be maintained as a class action pursuant to CPLR Article 9 on behalf of a class consisting of all record and beneficial owners of Sbarro, Inc. ("Sbarro") common stock during the period beginning on and including the close of business on November 25, 1998 through and including the date the proposed merger of Sbarro Merger LLC ("Mergeco") with and into Sbarro is consummated (the "Merger Date"), including any and all of their personal representatives, heirs, estates, administrators, executors, trustees, predecessors in interest, transferees, successors and assigns, immediate and remote, and any person or entity acting for or on behalf of, or claiming under, any of them, and each of them, but excluding the Defendants in the Actions, Mergeco, the Sbarro Family and their respective personal representatives, heirs, estates, administrators, executors, trustees, predecessors in interest, successors and assigns (the "Class");

         13. The Court finds that (a) the Class is so numerous that joinder of all members is impracticable, (b) there are questions of law or fact common to the Class, (c) the claims of the named plaintiffs are typical of the claims of the Class, (d) the named plaintiffs and Class Counsel will fairly and adequately protect the interests of the Class and the named plaintiffs are certified as representative parties for the Class, and (e) the Class meets the further requirements of CPLR Article 9.

         14. The Court preliminarily finds the Settlement to be fair, reasonable, adequate and in the best interests of the Class, subject to a final determination based upon the record before the Court at the Settlement Hearing.

         15. The Settlement Hearing shall be held on , 1999, at a.m./p.m. in the Supreme Court of the State of New York, County of New York, in Courtroom ___, 60 Centre Street, New York, New York 10007 to determine whether the Court should approve the Settlement pursuant to CPLR 908 as fair, reasonable, adequate and in the best interests of the Class, whether the Stipulation and the terms and conditions of the Settlement should be finally approved by the Court, and whether to enter an Order and Final Judgment dismissing the Actions as to all defendants with prejudice and on the merits and with each party to bear its own expenses (except as provided in the Stipulation) as against the plaintiffs and all members of the Class except those who submit a valid and timely request for exclusion from the Class and extinguish, release and enjoin prosecution of any and all Settled Claims, and to hear and determine such other matters as the Court may deem necessary. At the Settlement Hearing, Class Counsel may apply for an award of attorneys' fees and expenses as set forth in the Stipulation, subject to the Settlement becoming final, as contemplated in paragraph 8 of the Stipulation, which application shall be heard by the Court at the Settlement Hearing or at such time thereafter as the Court in its discretion deems appropriate.

                                                                       EXHIBIT A
                                       -5-

         16. The Court reserves the right to adjourn the Settlement Hearing, including consideration of the application for attorneys' fees and expenses, without further notice other than by oral announcement at the Settlement Hearing or any adjournment thereof.

         17. The Court reserves the right to approve the Settlement at or after the Settlement Hearing with such modification as may be consented to by the parties to the Stipulation and without further notice to the Class.

         18. The Notice of Pendency of Class Action, Proposed Settlement of Class Action and Settlement Hearing (the "Notice"), substantially in the form attached as Exhibit A-1 to the Stipulation, and the Summary Notice (the "Summary Notice"), substantially in the form attached as Exhibit A-2 to the Stipulation, are approved.

         19. a. Within five (5) business days of the date of this Order, defendant Sbarro shall cause to be mailed, by first-class mail, postage prepaid, the Notice, in substantially the form attached hereto as Exhibit A-1, to all members of the Class who can be identified with reasonable effort on the stock records maintained by or on behalf of Sbarro as of the fifth from last business day before the Notice is mailed.

                  b. Within seven (7) business days of the date of this Order, Sbarro shall cause the Summary Notice, in substantially the form attached hereto as Exhibit A-2, to be published in the national edition of THE WALL STREET JOURNAL.

                  c. Sbarro shall be solely responsible for the cost of printing and mailing the Notice to the Class and of publishing the Summary Notice as set forth herein.

                                                                       EXHIBIT A

         20. The form and method of distribution of the Notice and Summary Notice specified herein constitutes the best notice practicable under the circumstances and shall constitute due and sufficient notice of the Settlement Hearing and of all matters relating to Settlement to all persons entitled to receive such notice, and fully satisfies the requirements of due process, CPLR
Article 9 and all other applicable law. Sbarro shall, on or before the date of the Settlement Hearing, file proof of mailing of the Notice and publication of the Summary Notice.

         21. Requests for Exclusion from the Class must be postmarked on or before _________, 1999 and comply with the procedures set forth in the Notice.

         22. Any member of the Class who does not request exclusion from the Class and who objects to the Stipulation, the Settlement, the Order and Final Judgment, and/or the application for attorneys' fees and expenses, or who otherwise wishes to be heard, may appear in person or by their attorney at the Settlement Hearing and present any evidence or argument that may be proper and relevant; provided however, that no person other than plaintiffs, Class Counsel, Defendants and counsel for Defendants in the Actions shall be heard, and no papers, briefs, pleadings or other documents submitted by any such person shall be received and considered by the Court (unless the Court in its discretion shall thereafter otherwise direct, upon application of such person and for good cause shown) unless no later than ten (10) days prior to the Settlement Hearing directed herein, such person files with the Court (a) written notice of their intention to appear; (b) a detailed statement of their objections to any matter before the Court; (c) the grounds therefor or the reasons why they desire to appear and to be heard; (d) a statement of the number of shares of Sbarro common stock owned by such persons as of the close of business on

                                                                       EXHIBIT A
                                       -7-

November 25, 1998 and any transactions on Sbarro common stock from that date until the submission of their objection; and (e) documents and writings which such person desires the Court to consider, and, on or before or such filing, serves a copy of their filing by hand or overnight mail on the following counsel of record:

         Arthur N. Abbey
         Abbey Gardy & Squitieri LLP
         212 East 39th Street
         New York, NY 10016

         Jeffrey A. Klafter
         Bernstein Litowitz Berger & Grossmann LLP
         1285 Avenue of the Americas
         New York, NY  10019

         Jonathan M. Plasse
         Goodkind Labaton Rudoff & Sucharow LLP
         100 Park Avenue
         New York, NY 10017

         Class Counsel

         Joel M. Wolosky
         Parker Chapin Flatteau & Klimpl, LLP
         1211 Avenue of the Americas
         New York, NY 10036

         Attorneys for Defendants Sbarro, Inc. and
         Bernard Zimmerman

                                                                       EXHIBIT A

         Stephen W. Greiner
         Willkie Farr & Gallagher
         787 Seventh Avenue
         New York, NY 10019

         Attorneys for Defendants Richard A. Mandell,
         Harold L. Kestenbaum, Paul Vatter and
         Terry Vince

         Arthur A. Katz
         Warshaw Burstein Cohen Schlesinger & Kuh, LLP
         555 Fifth Avenue
         New York, NY 10017

         Attorneys for Defendants Joseph Sbarro,
         Anthony Sbarro, Mario Sbarro and
         Carmela Sbarro

         23. Any person who fails to object in the manner prescribed above shall be deemed to have waived such objection and shall be forever barred from raising such objection in the Actions or any other action or proceedings.

         24. Pending final determination of whether the Settlement should be approved, plaintiffs and all members of the Class are barred and enjoined from commencing, continuing, asserting or prosecuting any action or claim, either directly, individually, representatively, derivatively or in any other capacity, against Mergeco, the Sbarro Family or any Defendant which are Settled Claims.

         25. In the event the Settlement is not approved by the Court, or the Court approves the Settlement but such approval is reversed or vacated on appeal, reconsideration or otherwise and such order reversing or vacating the Settlement becomes final by lapse of time or otherwise, or if any of the conditions to such Settlement are not fulfilled, then the Settlement shall be of no

                                                                       EXHIBIT A
further force and effect, and the Stipulation and any amendment thereof, and all negotiations, proceedings and statements relating thereto, except for paragraphs O, 6, 10 and 14 of the Stipulation, shall be null and void and without prejudice to any party hereto, and each party shall be restored to his, her or its respective position as it existed prior to January 19, 1999, the date of the execution of the Memorandum of Understanding among counsel to the plaintiffs and counsel to the Defendants related to the Stipulation and the Settlement.

                                                 SO ORDERED:

                                                 -----------------------------
                                                                          J.S.C.

PRESENT: HON. BEATRICE SHAINSWIT, JUSTICE           At a ____ Term, Part _____,
                                                    Supreme Court of the State
                                                    of New York, County of New
                                                    York, at the Courthouse, 60
                                                    Centre Street, New York, NY
                                                    on the ___ day of ____, 1999


SUPREME COURT OF THE STATE OF NEW YORK
COUNTY OF NEW YORK
----------------------------------------------------------)
PETER SALIT, BARRY ADELMAN,                               )
DAVID FINKELSTEIN, LEE BRENIN, CHARTER                    )
CAPITAL CORP., GRUNTAL FINANCIAL LLC                      )
SAVINGS PLAN A/C/ NORMAN EPSTEIN, HARBOR                  )
FINANCE PARTNERS, LIST, INC. and WAYNE                    )
CRIMI, On Behalf of Themselves and All Others             )
Similarly Situated,                                       )    Consolidated
                                                          )
                                            Plaintiffs,   )  Index No. 98-605796
                                                          )
                  - against -                             )
                                                          )
SBARRO, INC., JOSEPH SBARRO, ANTHONY                      )
SBARRO, MARIO SBARRO, CARMELA SBARRO,                     )
TERRY VINCE, HAROLD L. KESTENBAUM,                        )
RICHARD A. MANDELL, PAUL A. VATTER                        )
and BERNARD ZIMMERMAN,                                    )
                                                          )
                                            Defendants.   )
----------------------------------------------------------)


                            ORDER AND FINAL JUDGMENT
                            ------------------------

         A hearing (the "Settlement Hearing") having been held before this Court (the "Court") on ________________, 1999, pursuant to the Court's order of April __, 1999 (the "Scheduling Order"), upon a Stipulation of Settlement dated April
__, 1999 (the "Stipulation"), with respect to the above-captioned consolidated action (the "Actions"), it appearing that due notice of said


                                                                       EXHIBIT B
hearing has been given in accordance with the aforesaid Scheduling Order; the respective parties having appeared by their attorneys of record; the Court having heard and considered evidence and memoranda in support of the proposed Settlement; the attorneys for the respective parties having been heard; an opportunity to be heard having been given to all other persons requesting to be heard in accordance with the Scheduling Order; the Court having determined that notice to the certified Class (as defined below), pursuant to the Scheduling Order, was adequate and sufficient; and the entire matter of the proposed Settlement having been heard and considered by the Court;


         IT IS HEREBY ORDERED, ADJUDGED AND DECREED this                day of
                                        , 1999, that:

         1. Unless otherwise defined herein, all defined terms shall be defined as set forth in the Stipulation.

         2. The form of, and manner of giving, notice to the members of the Class is hereby determined to have been the best notice practicable under the circumstances, was due and sufficient notice of the Settlement Hearing and of all matters relating to the Settlement, and fully satisfied the requirements of due process, Article 9 of the New York Civil Practice Law and Rules ("CPLR") and all other applicable law.

         3. The Stipulation and the Settlement are approved and the terms thereof are adjudged to be fair, reasonable, adequate and in the best interests of the Class.

         4. The Class has been adequately represented in the Actions and the Settlement.

         5. Subject to the Settlement becoming final as contemplated in paragraph 8 of the Stipulation, and compliance by the parties with the terms of the Stipulation and this Order, any and all claims, demands, rights, actions or causes of action, rights, liabilities, damages, losses, obligations, judgments, suits, matters and issues of any kind or nature, known or unknown, that have been or could have been asserted in the Actions or in any court, tribunal or proceeding by or on behalf of any member of the Class, whether individual, class, representative, derivative, legal, equitable or any other type or in any other capacity relating to the claims asserted in the Actions (collectively, the "Settled Claims") against Defendants in the Actions, Mergeco, the Sbarro Family or any of their families, parent entities, associates, affiliates or subsidiaries, and each and all of the foregoing's past, present or future officers, directors, shareholders, members, employees, attorneys, financial or investment advisors, consultants, accountants, investment bankers, commercial bankers, engineers, advisors or agents, general or limited partners or partnerships, and the personal representatives, heirs, estates, administrators, executors, trustees, predecessors in interest, successors and assigns of each of the foregoing (collectively, the "Released Persons") are except as to those persons who are excluded from the Class, fully, finally and forever compromised, settled, discharged and dismissed with prejudice and on the merits and released pursuant to the terms and conditions set forth herein; provided, however, that the parties to the Stipulation expressly reserve all rights and claims to enforce compliance with the terms of the Stipulation and this Order and Final Judgment. With respect to any and all claims being settled and released, it is the intention of the parties hereto that, upon the Settlement becoming final, plaintiffs and each member of the Class (who has not elected to be excluded from the Class) hereby expressly waive and relinquish, to the fullest extent permitted by law, the provisions, rights, and benefits of Section 1542 of the California Civil Code, which statute provides that:

         A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor. 6. Only the persons identified in Exhibit 1 hereto are deemed to have validly and timely requested exclusion exclusion from the Class and are excluded from the Class

         7. Subject to the Settlement becoming final pursuant to paragraph 8 of the Stipulation and compliance by the parties with the terms of the Stipulation and this Order, the Actions are dismissed as to all Released Persons with prejudice and on the merits and without costs except as provided in the Stipulation.

         8. Subject to the Settlement becoming final, pursuant to paragraph 8 of the Stipulation and compliance by the parties with the terms of the Stipulation and this Order, the plaintiffs and all members of the Class, except those identified on Exhibit 1 hereto, are permanently barred and enjoined from commencing, continuing, asserting or prosecuting, either directly, individually, representatively, derivatively or in any other capacity, any of the Settled Claims against Mergeco, the Sbarro Family or any Released Person.

         9. In the event the Merger is not consummated on or before September 30, 1999, unless otherwise agreed by the parties, this Order and Final Judgment shall be of no force and effect, and the Stipulation and any amendment thereof, and all negotiations, proceedings and statements relating thereto, except for paragraphs O, 6, 10 and 14 of the Stipulation, shall be null and void and without prejudice to any party, and each party shall be restored to his, her or its respective portion as it existed prior to January 19, 1999, the date of the execution of the


                                                                       EXHIBIT B

Memorandum of Understanding among counsel to the plaintiffs and counsel to the Defendants related to the Stipulation and the Settlement.
         10. Without affecting the finality of this Order and Final Judgment in any way, this Court reserves jurisdiction over all of the parties and the Class members of all matters relating to the administration and consummation of the Settlement and the Stipulation and the application of plaintiffs' counsel for an award of attorneys' fees and expenses.

Dated:  _______________  , 1999


                                                 -------------------------------
                                                               J.S.C.


                                                                       EXHIBIT B
                                        5

SUPREME COURT OF THE STATE OF NEW YORK
COUNTY OF NEW YORK
-----------------------------------------------------------)
PETER SALIT, BARRY ADELMAN,                                )
DAVID FINKELSTEIN, LEE BRENIN, CHARTER                     )
CAPITAL CORP., GRUNTAL FINANCIAL LLC                       )
SAVINGS PLAN A/C/ NORMAN EPSTEIN, HARBOR                   )
FINANCE PARTNERS, LIST, INC. and WAYNE                     )
CRIMI, On Behalf of Themselves and All Others              )
Similarly Situated,                                        ) Consolidated
                                                           )
                                            Plaintiffs,    )Index No. 98-605796
                                                           )
                  - against -                              )
                                                           )
SBARRO, INC., JOSEPH SBARRO, ANTHONY                       )
SBARRO, MARIO SBARRO, CARMELA SBARRO,                      )
TERRY VINCE, HAROLD L. KESTENBAUM,                         )
RICHARD A. MANDELL, PAUL A. VATTER                         )
and BERNARD ZIMMERMAN,                                     )
                                                           )
                                            Defendants.    )
-----------------------------------------------------------)


                       NOTICE OF PENDENCY OF CLASS ACTION,
                       PROPOSED SETTLEMENT OF CLASS ACTION
                             AND SETTLEMENT HEARING
                             ----------------------

TO:      ALL RECORD AND BENEFICIAL OWNERS OF THE COMMON STOCK OF
         SBARRO, INC. DURING THE PERIOD BEGINNING ON AND INCLUDING THE CLOSE OF BUSINESS ON NOVEMBER 25, 1998 THROUGH AND INCLUDING THE DATE THE PROPOSED MERGER BETWEEN SBARRO AND AN ENTITY FORMED BY THE SBARRO FAMILY (AS DEFINED BELOW) IS CONSUMMATED (THE "MERGER DATE"), INCLUDING ANY AND ALL OF THEIR PERSONAL REPRESENTATIVES, HEIRS, ESTATES, ADMINISTRATORS, EXECUTORS, TRUSTEES, PREDECESSORS IN INTEREST, TRANSFEREES, SUCCESSORS AND ASSIGNS, IMMEDIATE AND REMOTE, AND ANY PERSON OR ENTITY ACTING FOR OR ON BEHALF OF, OR CLAIMING UNDER, ANY OF THEM, AND EACH OF THEM, BUT EXCLUDING THE DEFENDANTS IN THE ACTIONS, SBARRO MERGER LLC, THE SBARRO FAMILY AND THEIR RESPECTIVE PERSONAL

                                                                    EXHIBIT A-1

         REPRESENTATIVES, HEIRS, ESTATES, ADMINISTRATORS, EXECUTORS, TRUSTEES, PREDECESSORS IN INTEREST, SUCCESSORS AND ASSIGNS.

         PLEASE READ THIS NOTICE CAREFULLY AND IN ITS ENTIRETY. YOUR RIGHTS WILL BE AFFECTED BY THE LEGAL PROCEEDINGS IN THIS LITIGATION. IF YOU WERE NOT THE BENEFICIAL HOLDER OF SBARRO STOCK BUT HELD SBARRO STOCK FOR A BENEFICIAL HOLDER, PLEASE TRANSMIT THIS DOCUMENT TO SUCH BENEFICIAL HOLDER.

         1. This notice is given pursuant to Article 9 of the New York Civil Practice Law and Rules ("CPLR") and pursuant to an Order of this Court entered in the above-captioned consolidated actions (the "Actions") to all record and beneficial owners of Sbarro, Inc. ("Sbarro" or the "Company") common stock during the period beginning on and including the close of business on November 25, 1998 through and including the Merger Date, including any and all of their personal representatives, heirs, estates, administrators, executors, trustees, predecessors in interest, transferees, successors and assigns, immediate and remote, and any person or entity acting for or on behalf of, or claiming under, any of them, and each of them, but excluding the Defendants in the Actions, Mergeco, the Sbarro Family and their respective personal representatives, heirs, estates, administrators, executors, trustees, predecessors in interest, successors and assigns (the "Class").

         2. On May 11, 1999, the Court entered an order (the "Scheduling Order") which, among other things, (a) consolidated the Actions for all purposes; (b) preliminarily found the Settlement described herein (the "Settlement") to be fair, reasonable, adequate and in the best interests of the Class, subject to a final determination based upon the record before the Court at the Settlement Hearing described below; and (c) determined, solely for purposes of the Settlement, that the Actions may be maintained as a class action by the named plaintiffs as


                                                                     EXHIBIT A-1
                                       -2-
representatives of the Class, and naming the law firms of Abbey, Gardy & Squitieri, LLP, Bernstein Litowitz Berger & Grossmann LLP, and Goodkind Labaton Rudoff & Sucharow LLP as Co-Lead Counsel for the Class ("Class Counsel").

                               SETTLEMENT HEARING
                               ------------------

         3. Members of the Class have an interest in these proceedings and are hereby notified that a hearing (the "Settlement Hearing") shall be held on June 29, 1999, at 10:30 a.m. in the Supreme Court of the State of New York, County of New York, Part 10, Room 222, 60 Centre Street, New York, New York 10007 to determine the following issues:

                  a. whether the Court should approve the Settlement pursuant to CPLR 908 as fair, reasonable, adequate and in the best interest of the Class;

                  b. whether the Stipulation of Settlement dated April 7, 1999 (the "Stipulation") and the terms and conditions of the Settlement should be finally approved by the Court;

                  c. whether an Order and Final Judgment should be entered by the Court dismissing the Actions as to all defendants with prejudice and on the merits and with each party to bear its own expenses (except as provided in the Stipulation) as against the plaintiffs and all members of the Class except those persons who submit a valid and timely request for exclusion from the Class in the manner described below, and extinguish, release and enjoin prosecution of any and all Settled Claims (the "Order and Final Judgment");

                  d. to hear and determine such other matters as the Court may deem necessary; and


                                                                     EXHIBIT A-1

                  e. in the event the Court approves the Settlement and enters the Order and Final Judgment, to consider an application by Class Counsel for an award of attorneys' fees and expenses, as described below.

         4. The Court has reserved the right to adjourn the Settlement Hearing, including consideration of the application for attorneys' fees and expenses, without further notice other than by oral announcement at the Settlement Hearing or any adjournment thereof. The Court also has reserved the right to approve the Settlement at or after the Settlement Hearing with such modifications as may be consented to by the parties to the Stipulation and without further notice to the Class.

                              SUMMARY OF SETTLEMENT
                              ---------------------

                  The Actions and the Settlement address claims arising out of a proposed merger of an entity formed by Defendants Mario Sbarro, Joseph Sbarro and Anthony Sbarro (including Joseph Sbarro (1994) Family Limited Partnership and The Trust of Carmela Sbarro, entities participating with such Defendants (collectively, the "Sbarro Family"), under which all outstanding common stock of Sbarro not owned by the Sbarro Family (the "Public Shares") would be exchanged for cash (the "Merger"). Pursuant to the Settlement described herein, the price to be paid for the Public Shares in the Merger has been increased to $28.85 per share, a $1.35 per share increase from the $27.50 per share previously proposed by the Sbarro Family. This per share increase represents an aggregate increase of approximately $18.2 million. In consideration of this increase to be paid for the Public Shares, among other things, plaintiffs in the Actions have agreed, subject to consummation of the Merger and the approval of the Settlement

                                                                     EXHIBIT A-1
by the Court, to the dismissal of their claims relating to the Merger. A more complete description of the Settlement is set forth below.

                               FACTUAL BACKGROUND
                               ------------------

                  The following description of the Actions and the Settlement have been prepared by counsel for the parties. The Court has made no findings with respect to such matters, and this Notice is not an expression by the Court of any findings of fact or of law.

         A. Defendant Sbarro is a New York corporation with its principal executive offices located at 401 Broadhollow Road, Melville, New York 11747. Sbarro operates a chain of family-style, cafeteria-type Italian restaurants under the "Sbarro" and "Sbarro The Italian Eatery" names. As of January 3, 1999, Sbarro had 630 Company-owned and 268 franchised restaurants in the United States and abroad.

         B. Defendants Mario Sbarro, Joseph Sbarro, Anthony Sbarro, Carmela Sbarro, Terry Vince, Harold L. Kestenbaum, Richard A. Mandell, Paul A. Vatter and Bernard Zimmerman (collectively, the "Individual Defendants" and together with Sbarro, the other defendant in the Actions, the "Defendants") are, and were at all times relevant to this litigation, officers and/or directors of Sbarro.

         C. On January 20, 1998, Sbarro announced that it had received a proposal from the Sbarro Family, owners of approximately 34.4% of Sbarro's presently outstanding common stock (Sbarro's only outstanding class of capital stock), pursuant to which all other holders of Sbarro common stock (the "Public Shareholders") would receive $28.50 cash per share for their Sbarro
                                                                     EXHIBIT A-1
                                       -5-
shares in a transaction structured as a cash merger with a company to be owned by the Sbarro Family (the "Initial Merger Proposal"). The Initial Merger Proposal was terminated in June 1998.

         D. Following the close of business on November 25, 1998, Sbarro announced that it had received a proposal from the Sbarro Family pursuant to which the Public Shareholders would receive $27.50 cash per share for their Sbarro shares in a transaction to be structured as a cash merger of an entity to be owned by the Sbarro Family with and into the Company (the "Revised Merger Proposal"). Sbarro named a Special Committee of its Board of Directors, consisting of Defendants Richard A. Mandell, Harold L. Kestenbaum, Paul A. Vatter and Terry Vince, to consider the Revised Merger Proposal.

         E. Following the announcement of the Revised Merger Proposal, the following putative class actions challenging the Revised Merger Proposal were filed by Sbarro shareholders in the Supreme Court of the State of New York, County of New York: Lee Brenin v. Mario Sbarro, et al., Index No. 98-605796; Peter Salit v. Sbarro, Inc. et al., Index No. 98-605801; David Finkelstein v. Sbarro, Inc. et al., Index No. 98-605827; Barry Adelman v. Mario Sbarro, et al., Index No. 98-605847; Charter Capital et al. v. Joseph Sbarro et al., Index No. 99-100884. In addition, the following putative class actions challenging the Revised Merger Proposal were filed by Sbarro shareholders in the Supreme Court of the State of New York, County of Suffolk: Charter Capital Corp. v. Joseph Sbarro et al., Index No. 98-27736; Harbor Finance Partners and List, Inc. v. Mario Sbarro et al., Index No. 98-27723; and Gruntal Financial LLC Savings Plan A/C Norman Epstein v. Richard A. Mandell et al., Index No. 98-27200. The actions filed in the County of Suffolk were voluntarily discontinued in order to pursue the litigation in the County of

                                                                     EXHIBIT A-1

New York. The Actions challenged the Revised Merger Proposal alleging, among other things, that the $27.50 per share merger consideration to be paid to the Public Shareholders was inadequate. The Actions sought, among other things, to enjoin the consummation of the proposed transaction or, in the alternative, to rescind the transaction if it takes place, unspecified money damages and attorney's fees and expenses.

         F. Following the filing of the Actions, counsel for plaintiffs in the Actions ("plaintiffs' counsel") and their financial expert met with the Special Committee's Chairman, counsel and financial advisor, and conducted negotiations with the Sbarro Family, in an effort to reach a settlement of the Actions.

         G. As a result of the discussions and negotiations that the Sbarro Family had with plaintiffs' counsel and with the Special Committee, the Sbarro Family agreed to raise the price to be paid to the Public Shareholders in the proposed Merger to $28.85 per share (the "Increased Merger Consideration"), or to an aggregate of approximately $388.6 million, representing an increase per share of $1.35, or an aggregate increase of approximately $18.2 million, from the Revised Merger Proposal announced on November 25, 1998 (the "Final Merger Proposal"). The Final Merger Proposal was made expressly contingent upon the adoption of the Agreement and Plan of Merger dated January 19, 1999 among the Company, Sbarro Mergeco LLC ("Mergeco") and the Sbarro Family (the "Merger Agreement") by the holders of a majority of the shares of Sbarro common stock owned by the Public Shareholders (the "Public Shareholders Voting Requirement"), as well as by two-thirds of all outstanding shares of Sbarro common stock (the "Statutory Voting Requirement").


                                                                     EXHIBIT A-1
                                       -7-

         H. On January 19, 1999, the following events occurred:

                  1. After receiving a written opinion from its financial advisor, Prudential Securities Incorporated ("Prudential"), that, as of the date of the Merger Agreement, the Increased Merger Consideration was fair, from a financial point of view, to the Public Shareholders, the Special Committee concluded that the Merger, as reflected in a proposed Merger Agreement, was fair to, and in the best interests of, the Company and the Public Shareholders, and unanimously resolved to recommend that Sbarro's Board of Directors adopt the Merger Agreement;

                  2. After a presentation by the Special Committee and based, in part, on the recommendation of the Special Committee and the fairness opinion received from Prudential, Sbarro's Board of Directors also determined that the Merger was fair to, and in the best interests of, the Company and the Public Shareholders and adopted the Merger Agreement. Consummation of the Merger Agreement is conditioned upon, among other things: (i) fulfillment of the Public Shareholder Voting Requirement, as well as of the Statutory Voting Requirement;
(ii) receipt of financing for the transactions contemplated by the Merger Agreement; (iii) the continued suspension of dividends by the Company; and (iv) settlement of the Actions; and

                  3. The parties to the Actions executed a memorandum of understanding (the "MOU"), which contemplates the settlement and dismissal of the Actions pursuant to the Stipulation.


                                                                     EXHIBIT A-1

         I. The Sbarro Family agreed to the Final Merger Proposal after considering the existence of the Actions and the desirability of satisfactorily addressing the claims set forth in the Actions.

         J. Pursuant to the Merger Agreement and subject to the terms and conditions thereof, Mergeco, a New York limited liability company formed by the Sbarro Family for the purpose of the Merger, will be merged with and into Sbarro with each then outstanding share of the Company's common stock, other than shares held of record by Mergeco or the Continuing Shareholders or in the Company's treasury, to be converted into the right to receive the Increased Merger Consideration in cash, without interest. In addition, all outstanding stock options, including those held by the Sbarro Family, will be terminated, with the holders thereof to be paid the difference between the Increased Merger Consideration and the applicable exercise price per share multiplied by the total number of shares of Sbarro common stock subject to such option.

         K. Following execution of, and pursuant to, the MOU, plaintiffs' counsel: (i) continued their investigation and legal analysis of the matters alleged in the Actions and consulted with their financial advisor; (ii) engaged in additional discovery, including documentary discovery and the depositions of the Chairman and Chief Executive Officer of Sbarro, the Chairman of the Special Committee, and a Managing Director of Prudential; and (iii) reviewed and commented upon a draft of the proxy statement which will be provided to Sbarro shareholders in connection with the Merger (the "Proxy Statement").

         L. In light of the aforementioned investigation, the additional facts developed in discovery, the events, negotiations and agreements described above, and analysis of applicable

                                                                     EXHIBIT A-1
                                       -9-
law, counsel for plaintiffs in the Actions have concluded that the terms and conditions of the Settlement provided for in the Stipulation are fair, reasonable, adequate and in the best interests of the plaintiffs and the Class.

         M. Plaintiffs entered into the Stipulation after taking into account:
(i) the substantial benefits to the members of the Class from the Merger Agreement, including the Increased Merger Consideration and the Public Shareholder Voting Requirement; (ii) the risks of continued litigation; and
(iii) the conclusion of plaintiffs' counsel that the terms and conditions of the Settlement are fair, reasonable, adequate and in the best interests of the Public Shareholders. Plaintiffs and plaintiffs' counsel have agreed to the terms of the Settlement because, in their view, the Settlement achieves plaintiffs' principal objectives in the litigation, which are to maximize shareholder value for the Company's shareholders and to provide additional representation for the Public Shareholders.

         N. All the defendants in the Actions have denied and continue to deny vigorously any liability with respect to any and all claims alleged in the Actions, expressly deny having engaged in any wrongful or illegal activity, or having violated any law or regulation or duty, and expressly deny that any person or entity has suffered any harm or damages as a result of the Settled Claims (as defined in paragraph 5 below). While denying any fault or wrongdoing, and relying on the provision of the Stipulation that it shall, in no event, be construed as or deemed to be evidence of an admission or concession on the part of Defendants or any Released Person (as defined in paragraph 5 below) of any fault or liability whatsoever, and without conceding any infirmity in their defenses against the claims alleged in the Actions, Defendants consider it desirable that the

                                                                     EXHIBIT A-1
                                      -10-

Actions be settled and dismissed, subject to the terms and conditions of the Stipulation, because the Settlement will (i) halt the substantial expense, inconvenience and distraction of continued litigation of plaintiffs' claims;
(ii) finally put to rest those claims; and (iii) dispel any uncertainty that may exist as a result of this litigation. The Court has made no finding that Defendants engaged in any wrongdoing or wrongful conduct or otherwise acted improperly or in violation of any law or regulation or duty in any respect.

                              THE SETTLEMENT TERMS
                              --------------------

         The following are the principal provisions set forth in the
Stipulation:

THE SETTLEMENT

         1. In consideration for the full settlement, satisfaction, compromise and release of the Settled Claims (as defined below), and in furtherance of the Final Merger Proposal and the Merger Agreement, the parties to the Actions have agreed to settle the Actions upon the terms and conditions described below.

         2. The Sbarro Family has agreed to the payment of the Increased Merger Consideration upon consummation of the Merger as a result of the discussions and negotiations described above, and after also considering the desirability of obtaining the dismissal, release and discharge of the Released Persons (as defined below) of and from all Settled Claims.

         3. As further consideration for the Settlement, Sbarro has agreed to pay all costs incurred in identifying members of the Class and notifying by mail the members of the Class of the Settlement, including the printing and copying of this Notice and publication of the Summary Notice.

                                                                     EXHIBIT A-1

         4. Class Counsel have agreed to the Settlement described herein after having reviewed a draft of the Proxy Statement to satisfy themselves that the Proxy Statement would fully and fairly disclose all material information. The Increased Merger Consideration in the Final Merger Proposal, as reflected in the terms of the Merger Agreement, together with the opportunity of plaintiff's counsel to review and comment on the Proxy Statement, furnishes consideration for plaintiffs' agreement to release and forever discharge each of the Defendants from the Settled Claims.

SETTLED CLAIMS

         5. Subject to the Settlement becoming final as contemplated in paragraph 8 below, any and all claims, demands, rights, actions or causes of action, rights, liabilities, damages, losses, obligations, judgments, suits, matters and issues of any kind or nature, known or unknown, that have been or could have been asserted in the Actions or in any court, tribunal or proceeding by or on behalf of any member of the Class (who has not elected to be excluded from the Class in the manner described below), whether individual, class, representative, derivative, legal, equitable or any other type or in any other capacity relating to the claims asserted in the Actions (collectively, the "Settled Claims") against Defendants in the Actions, Mergeco, the Sbarro Family or any of their families, parent entities, associates, affiliates or subsidiaries, and each and all of the foregoing's past, present or future officers, directors, shareholders, members, employees, attorneys, financial or investment advisors, consultants, accountants, investment bankers, commercial bankers, engineers, advisors or agents, general or limited partners or partnerships, and the personal representatives, heirs, estates, administrators, executors, trustees, predecessors in

                                                                     EXHIBIT A-1
interest, successors and assigns of each of the foregoing (collectively, the "Released Persons") shall be fully, finally and forever compromised, settled, discharged and dismissed with prejudice and on the merits and released pursuant to the terms and conditions set forth herein, provided however, that the parties hereto expressly reserve all rights and claims to enforce compliance with the terms of the Stipulation. With respect to any and all claims being settled and released, it is the intention of the parties hereto that, upon the Settlement becoming final, plaintiffs and each member of the Class who has not elected to be excluded from the Class, hereby expressly waive and relinquish, to the fullest extent permitted by law, the provisions, rights, and benefits of Section 1542 of the California Civil Code, which statute provides that:

         A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.

RIGHTS TO WITHDRAW FROM THE SETTLEMENT

         6. Defendants, by action taken by a majority of Defendants Mario Sbarro, Joseph Sbarro and Anthony Sbarro, or plaintiffs, by action taken by plaintiffs' Co-Lead Counsel, shall have the option to withdraw from and terminate the Settlement in the event that: (i) the Order and Final Judgment referred to below is not entered substantially in the form agreed, including such modifications thereto as may be ordered by the Court with the consent of the parties; (ii) the Settlement is not approved by the Court or is disapproved, or the Court or appellate court requests the parties to make a material modification to the Settlement to which the parties do not


                                                                     EXHIBIT A-1
                                      -13-
consent; (iii) the condition to finality of the Settlement set forth in clause
(ii) of paragraph 8 below shall not have been satisfied; or (iv) the Merger Agreement is terminated.

ORDER AND FINAL JUDGMENT

         7. If the Settlement (including any modification thereto made with the consent of the parties) is approved by the Court, the parties shall promptly request the Court to enter an Order and Final Judgment, which will, among other things:

                  a. determine that the Class has been adequately represented in the Actions and the Settlement;

                  b. approve the Stipulation and the Settlement and adjudge the terms thereof to be fair, reasonable, adequate and in the best interests of the Class;

                  c. determine that the requirements of CPLR Article 9 and due process have been satisfied in connection with notice to the Class;

                  d. dismiss, as to all Released Persons, the Actions with prejudice and without costs except as herein provided, and extinguish, discharge and release any and all Settled Claims of each plaintiff and each other Class member, except those persons who submit a valid and timely Request for Exclusion, said dismissal to be subject only to the Settlement becoming final as contemplated in paragraph 8 below and compliance by the parties with the terms of the Stipulation and any Order of the Court concerning the Stipulation, and permanently enjoin plaintiffs and all other members of the Class, except those persons who submit a valid and timely Request for Exclusion, from asserting, commencing, prosecuting or continuing, either directly,

                                                                     EXHIBIT A-1
individually, representatively, derivatively or in any other capacity, any of the Settled Claims against Mergeco, the Sbarro Family or any Released Person; and

                  e. without affecting the finality of the Order and Final Judgment, reserve the Court's jurisdiction over all of the parties and the Class members, except those who submit a valid and timely Request for Exclusion, for the administration of the terms of the Settlement and the Stipulation and the application of plaintiffs' counsel for an award of attorneys' fees and expenses.

FINALITY OF SETTLEMENT

         8. The approval of the Settlement shall be considered final when the following three events have occurred: (i) entry of the Order and Final Judgment approving the Settlement; (ii) expiration of any applicable appeal period for the appeal of the Order and Final Judgment without an appeal having been filed or, if an appeal is filed, entry of an order affirming the Order and Final Judgment appealed from and the expiration of any applicable period for the reconsideration, rehearing or appeal of such affirmance without any motion for reconsideration or rehearing or further appeal having been filed; and (iii) consummation of the Merger.

         9. In the event the Settlement is not approved by the Court, or the Court approves the Settlement but such approval is reversed or vacated on appeal, reconsideration or otherwise and such order reversing or vacating the Settlement becomes final by lapse of time or otherwise, or if any of the conditions to such Settlement are not fulfilled, then the Settlement shall be of no further force and effect, and the Stipulation and any amendment thereof (with certain exceptions provided therein), and all negotiations, proceedings and statements relating thereto, shall be null


                                                                     EXHIBIT A-1
and void and without prejudice to any party, and each party shall be restored to his, her or its respective position as it existed prior to the execution of the MOU.

ATTORNEYS' FEES

         10. At or before the Settlement Hearing, plaintiffs' counsel will apply for an award of attorneys' fees (inclusive of expenses), not to exceed $2,100,000, subject to the Settlement becoming final, as contemplated in paragraph 8 above. Defendants have agreed that they will not object to such an application by plaintiffs' counsel, but Defendants retain the right to oppose any other application for fees or disbursements by plaintiffs, plaintiffs' counsel or any other person. Any fee and expense award to plaintiffs' counsel shall be paid exclusively by Sbarro on behalf of and for the benefit of all Defendants. The fairness, reasonableness and adequacy of the Settlement, and whether the Settlement is in the best interests of the Public Shareholders, may be considered and ruled upon by the Court independently of its consideration of any award of attorneys' fees and expenses. No counsel for plaintiffs shall apply to any court for any fees and expenses except as provided for in this paragraph. The award of attorneys' fees and expenses will not in any way reduce the amounts payable to Sbarro shareholders pursuant to the Merger.

                 YOUR RIGHT TO APPEAR AT THE SETTLEMENT HEARING
                 ----------------------------------------------

         11. Any member of the Class who does not request exclusion from the Class and who objects to the Stipulation, the Settlement, the Order and Final Judgment, and/or the application for attorneys' fees and expenses, or who otherwise wishes to be heard, may appear in person or by their attorney at the Settlement Hearing and present any evidence or argument that may be proper and relevant; provided however, that no person other than plaintiffs, Class Counsel,


                                                                     EXHIBIT A-1
                                      -16-

Defendants and counsel for Defendants in the Actions shall be heard, and no papers, briefs, pleadings or other documents submitted by any such person shall be received and considered by the Court (unless the Court in its discretion shall thereafter otherwise direct, upon application of such person and for good cause shown) unless no later than ten (10) days prior to the Settlement Hearing, such person files with the Court (i) written notice of their intention to appear; (ii) a detailed statement of their objections to any matter before the Court; (iii) the grounds therefor or the reasons why they desire to appear and to be heard; (iv) a statement of the number of shares of Sbarro common stock owned by such person as of the close of business on November 25, 1998 and any transactions in Sbarro common stock from that date until the submission of their objection; and (v) documents and writings which such person desires the Court to consider, and, on or before or such filing, serves a copy of their filing by hand or overnight mail on the following counsel of record:

         Arthur N. Abbey
         Abbey Gardy & Squitieri LLP
         212 East 39th Street
         New York, NY 10016

         Jeffrey A. Klafter
         Bernstein Litowitz Berger & Grossmann LLP
         1285 Avenue of the Americas
         New York, NY  10019

         Jonathan M. Plasse
         Goodkind Labaton Rudoff & Sucharow LLP
         100 Park Avenue
         New York, NY 10017


                                                                     EXHIBIT A-1
                                      -17-

         Class Counsel

         Joel M. Wolosky
         Parker Chapin Flattau & Klimpl, LLP
         1211 Avenue of the Americas
         New York, NY 10036

         Attorneys for Defendants Sbarro, Inc. and
         Bernard Zimmerman

         Stephen W. Greiner
         Willkie Farr & Gallagher
         787 Seventh Avenue
         New York, NY 10019

         Attorneys for Defendants Richard A. Mandell,
         Harold L. Kestenbaum, Paul Vatter and
         Terry Vince

         Arthur A. Katz
         Warshaw Burstein Cohen Schlesinger & Kuh, LLP
         555 Fifth Avenue
         New York, NY 10017

         Attorneys for Defendants Joseph Sbarro,
         Anthony Sbarro, Mario Sbarro and
         Carmela Sbarro

         12. Any person who fails to object in the manner prescribed above shall be deemed to have waived such objection and shall be forever barred from raising such objection in the Actions or any other action or proceedings.

               YOUR RIGHT TO EXCLUDE YOURSELF FROM THE SETTLEMENT
               --------------------------------------------------

         13. If you are a Class member, you will be bound by all determinations, orders and judgments of the Court in the Actions, whether favorable or unfavorable, unless you mail, by first class mail, a written request for exclusion from the Class, postmarked no later than June 18, 1999,


                                                                     EXHIBIT A-1
addressed to counsel for all parties at the addresses listed in paragraph
11 above. You may not exclude yourself from the Class after that date. In order to be valid, your request must legibly set forth your name and address and a statement that you wish to be excluded from the Class. You must also provide the names in which your Sbarro shares were registered, your Social Security or Taxpayer Identification Number and the number of shares of Sbarro common stock you owned as of the close of business on November 25, 1998 and any transactions in Sbarro common stock from that date until the submission of your Request for Exclusion. Any member of the Class who requests exclusion from the Class must request exclusion with respect to all shares of which he, she or it is the beneficial owner, and any Class member who requests exclusion from the Class with respect to shares whose beneficial ownership is shared in any way must request exclusion together with all other persons with whom such ownership is shared. If signing a Request for Exclusion on behalf of any entity (such as a trust corporation, partnership, limited liability company or estate), you must enclose evidence of your authority to act for such entity and provide the foregoing information with respect to that entity.

                               INTERIM INJUNCTION
                               ------------------

         14. Pending final determination of whether the Settlement should be approved, plaintiffs and all members of the Class, are barred and enjoined from commencing, continuing, asserting or prosecuting any action or claims, either directly, individually, representatively, derivatively or in any other capacity, against Mergeco, the Sbarro Family or any Defendant which are Settled Claims.

                  SCOPE OF THIS NOTICE AND FURTHER INFORMATION
                  --------------------------------------------

         15. This Notice does not purport to be a comprehensive description of the Actions, the allegations or transactions related thereto, the terms of the Stipulation, the Settlement or the Settlement Hearing. For a more detailed statement of the matters involved in this litigation, you may inspect the pleadings, the Stipulation, the Orders entered by the Court and other papers filed in the litigation, at the Office of the Clerk of the Supreme Court of the State of New York, County of New York, 60 Centre Street, New York, New York 10007 during regular business hours of each business day.

DO NOT WRITE OR TELEPHONE THE COURT.

                      NOTICE TO PERSON OR ENTITIES HOLDING
                      RECORD OWNERSHIP ON BEHALF OF OTHERS
                      ------------------------------------

         16. Brokerage firms, banks and other persons or entities who are members of the Class in their capacities as record owners, but not as beneficial owners, are requested to send this notice promptly to beneficial owners. Additional copies of this notice, for transmittal to beneficial owners, are available on request directed to: Sbarro, Inc. 401 Broadhollow Road, Melville, New York 11747, Attention: Vice President-Finance. Reasonable expenses of

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


forwarding this notice to beneficial will be reimbursed by Sbarro and should be addressed to: Sbarro, Inc. 401 Broadhollow Road, Melville, New York 11747,
Attention: Vice President- Finance.

                                             BY ORDER OF THE COURT:



                                             _______________________________
                                                         J.S.C.

Dated: _________________ , 1999


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                                      -21-

SUPREME COURT OF THE STATE OF NEW YORK
COUNTY OF NEW YORK
---------------------------------------------------------)
PETER SALIT, BARRY ADELMAN,                              )
DAVID FINKELSTEIN, LEE BRENIN, CHARTER                   )
CAPITAL CORP., GRUNTAL FINANCIAL LLC                     )
SAVINGS PLAN A/C/ NORMAN EPSTEIN, HARBOR                 )
FINANCE PARTNERS, LIST, INC. and WAYNE                   )
CRIMI, On Behalf of Themselves and All Others            )
Similarly Situated,                                      )  Consolidated
                                                         )
                                            Plaintiffs,  ) Index No. 98-605796
                                                         )
                  - against -                            )
                                                         )
SBARRO, INC., JOSEPH SBARRO, ANTHONY                     )
SBARRO, MARIO SBARRO, CARMELA SBARRO,                    )
TERRY VINCE, HAROLD L. KESTENBAUM,                       )
RICHARD A. MANDELL, PAUL A. VATTER                       )
and BERNARD ZIMMERMAN,                                   )
                                                         )
                                            Defendants.  )
---------------------------------------------------------)

                   SUMMARY NOTICE OF PENDENCY OF CLASS ACTION,
                       PROPOSED SETTLEMENT OF CLASS ACTION
                             AND SETTLEMENT HEARING
                             ----------------------

TO:      ALL RECORD AND BENEFICIAL OWNERS OF THE COMMON STOCK OF
         SBARRO, INC. ("SBARRO") DURING THE PERIOD BEGINNING ON AND INCLUDING THE CLOSE OF BUSINESS ON NOVEMBER 25, 1998 THROUGH AND INCLUDING THE DATE THE PROPOSED MERGER BETWEEN SBARRO
         AND AN ENTITY FORMED BY THE SBARRO FAMILY (AS DEFINED BELOW) IS CONSUMMATED, INCLUDING ANY AND ALL OF THEIR PERSONAL REPRESENTATIVES, HEIRS, ESTATES, ADMINISTRATORS, EXECUTORS, TRUSTEES, PREDECESSORS IN INTEREST, TRANSFEREES, SUCCESSORS AND ASSIGNS, IMMEDIATE AND REMOTE, AND ANY PERSON OR ENTITY ACTING FOR OR ON BEHALF OF, OR CLAIMING UNDER, ANY OF THEM, AND EACH OF THEM, BUT EXCLUDING THE DEFENDANTS IN THE ACTIONS, SBARRO MERGER LLC, THE SBARRO FAMILY AND THEIR RESPECTIVE PERSONAL REPRESENTATIVES, HEIRS, ESTATES, ADMINISTRATORS, EXECUTORS, TRUSTEES, PREDECESSORS IN INTEREST, SUCCESSORS AND ASSIGNS (THE "CLASS").

                                                                     EXHIBIT A-2

         YOU ARE HEREBY NOTIFIED that the above-captioned consolidated actions (the "Actions") have been certified as a class action for settlement purposes only and that a settlement of the Actions has been proposed whereby the consideration per share to be paid to shareholders of Sbarro, other than Mario Sbarro, Joseph Sbarro, Anthony Sbarro, Joseph Sbarro (1994) Family Limited Partnership and The Trust of Carmela Sbarro (the "Sbarro Family"), in connection with a proposed merger of an entity formed by the Sbarro Family with and into Sbarro has been increased from $27.50 per share to $28.85 per share, representing an aggregate increase of approximately $18.2 million.

         A hearing will be held before the Honorable Beatrice Shainswit in the Supreme Court of the State of New York, County of New York, in Courtroom ____, 60 Centre Street, New York, New York 10007, on , 1999 at a.m./p.m., to determine, among other things, whether the proposed settlement should be approved by the Court as fair, reasonable, adequate and in the best interests of the Class, and to consider the application of plaintiffs' counsel for an award of attorneys' fees and expenses.

         IF YOU ARE A MEMBER OF THE CLASS DESCRIBED ABOVE, YOUR RIGHTS WILL BE AFFECTED BY THE HEARING. If you have not received the full printed Notice of Pendency of Class Action, Proposed Settlement of Class Action and Settlement Hearing (the "Notice"), you may obtain copies of these documents by writing to:

                  Sbarro, Inc.
                  401 Broadhollow Road
                  Melville, New York  11747
                  Attention:  Vice President-Finance

         To exclude yourself from the Class you must do so in accordance with the instructions contained in the Notice no later than ____________________________________, 1999. If you


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                                       -2-
are a Class member and do not validly and timely exclude yourself, you will be bound by the Order and Final Judgment of the Court and will be deemed to have released all Settled Claims as described in the Notice.

         You may obtain further information by writing to the address shown above.

         DO NOT CONTACT THE COURT OR THE CLERK'S OFFICE FOR INFORMATION.


Dated: __________________________, 1999

                                                 BY ORDER OF THE COURT




                                                                     EXHIBIT A-2
                                       -3-